Exhibit 10.8

SYNOPSYS, INC.

2017 NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

(Approved by the Board of Directors on February 14, 2017)

and the stockholders on April 6, 2017)

I.	PURPOSE OF THE PLAN

This 2017 Non-Employee Directors Equity Incentive Plan (the “Plan”) is intended to promote the interests of Synopsys, Inc., a Delaware corporation (the “Corporation”), by providing the non-employee members of the Board of Directors with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

II.	DEFINITIONS

For purposes of the Plan, the following definitions shall be in effect:

ANNUAL MEETING: the first meeting of the Corporation’s stockholders held each calendar year at which directors of the Corporation are selected.

AWARD: an Option or an award of Restricted Stock or Restricted Stock Units granted pursuant to Section VI.A.

AWARDHOLDER: any person who holds an Award.

BOARD: the Corporation’s Board of Directors.

CODE: the Internal Revenue Code of 1986, as amended.

COMMON STOCK: shares of the Corporation’s common stock.

CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

(1) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders;

(2) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board; or

(3) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries to a corporation, partnership or other entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the outstanding voting securities of the Corporation immediately prior to such sale, lease, license or other disposition.

EFFECTIVE DATE: the date this Plan is approved by the Board.

ELIGIBLE DIRECTOR: a person designated as an Eligible Director pursuant to Section V.A.

FAIR MARKET VALUE: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

(1) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price (or such other exchange-based or market-based transaction price determined by the Board in advance of any date of grant) for such stock as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination as reported in a source the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Section 409A of the Code.

OPTION: a stock option to purchase shares of Common Stock granted pursuant to the Plan.

OPTIONEE: any person to whom an Option is granted under the Plan.

PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

RESTRICTED STOCK: shares of Common Stock granted pursuant to the Plan.

RESTRICTED STOCK UNIT: a commitment to issue one share of Common Stock for each unit that becomes vested on the applicable vesting date granted pursuant to the Plan.

SUBSIDIARY: with respect to the Corporation, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Corporation, and (ii) any partnership in which the Corporation has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

III.	ADMINISTRATION OF THE PLAN

Except as otherwise provided herein, the terms and conditions of each Award (including the dates of grant) shall be determined by the express terms and conditions of the Plan. To the extent not inconsistent with the foregoing, the Board shall have the power to determine the actual Award type, size and vesting provisions each year, to construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for the administration of the Plan. All such decisions, interpretations and constructions made by the Board shall be final and binding on all parties who have an interest in the Plan. The Board, in the exercise of this power, may (i) correct any defect, omission or inconsistency in the Plan or in any Stock Option Agreement or Restricted Stock Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective, (ii) to amend the Plan or an Award as provided in Section VIII, or (iii) to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Corporation. Notwithstanding the foregoing, the Board shall not have the power to approve a program whereby outstanding Awards are surrendered in exchange for Awards with a lower exercise price, without first obtaining stockholder approval of such program other than changes to outstanding Awards pursuant to Section IV.C.

IV.	STOCK SUBJECT TO THE PLAN

A. Shares of the Corporation’s Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance under the Plan as of the Effective Date is 450,000 shares, inclusive of shares previously issued or made subject to awards under the Plan prior to such time.

B. If an Award granted under this Plan fails to vest, or expires or terminates for any reason prior to being exercised or settled in full, then the shares subject to the portion of the Award that fails to vest, or that expires or terminates without being exercised or settled, shall be again available for issuance under the Plan. By contrast, if the exercise or purchase price of an Award, or the taxes due in respect of an Award, are paid by the Awardholder through tendering back to the Company, or having the Company withhold from issuance, shares of Common Stock from the shares otherwise issuable to the Awardholder, then such shares so tendered back or withheld shall be deemed issued and then immediately returned to the Company; as a result, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the Award is exercised or settled, and not by the net number of shares of Common Stock actually received by the Awardholder.

C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which Awards are to be subsequently made to each non-employee Board member under the Plan, and (iii) the number and/or class of securities and price per share in effect under each Award outstanding under the Plan. The adjustments to the outstanding Awards shall be made by the Board in a manner which shall preclude the enlargement or dilution of rights and benefits under such Awards and shall be final, binding and conclusive.

V.	ELIGIBILITY

A. Eligible Directors. The individuals eligible to receive Awards pursuant to the provisions of this Plan on a given grant date shall be limited to members of the Board who are not-then serving as employees of the Corporation. Status as an employee shall be determined in accordance with Section 16 of the Securities Exchange Act of 1934, as amended. Each non-employee Board member eligible to participate in the Plan is hereby designated an Eligible Director. Employee Board members are not eligible to receive Awards under this Plan.

B. No Other Stock Plan Rights. Except for the grants to be made pursuant to this Plan under Section VI below, non-employee Board members shall not be eligible to receive any Awards under this Plan or any other stock plan of the Corporation or any parent or subsidiary.

C. Award Size Limit.

(1) Initial Awards. No one Eligible Director shall receive Initial Awards in any one calendar year with an aggregate value that exceeds $750,000.

(2) Annual Awards. No one Eligible Director shall receive Annual Awards in any one calendar year with an aggregate value that exceeds $500,000.

(3) Determining Value. For purposes of determining award value under this Section V.C and Section VI below, (i) Options shall be valued as determined for accounting purposes on the date of grant under the generally accepted accounting principles employed by the Corporation for purposes of preparing its financial statements and/or public reporting under Item 402 of Regulation S-K (e.g., Black Scholes value of the shares), and (ii) Awards of Restricted Stock or Restricted Stock Units shall be valued by multiplying the number of shares subject to such Initial Award by the Fair Market Value on the date of grant.

VI.	TERMS AND CONDITIONS OF AUTOMATIC AWARDS

A. Award Amounts and Dates of Grant. The Board shall determine the form of the Awards and the size of the Awards on or prior to December 31 of each year for Awards to be made in the following calendar year; provided, however, that the form and size of Awards granted in calendar year 2017 will be determined on the date the Board approved the Plan. If no new determination is made by December 31 for the following year, Awards granted in the following year shall be in the form and size approved for the most recent year as to which a determination was timely made. All Options shall be non-statutory stock options.

(1) Initial Awards. Each individual who first becomes an Eligible Director after the Effective Date, whether through election by the Corporation’s stockholders or appointment by the Board (but not by virtue of an employee Board member ceasing to be an employee of the Corporation), shall automatically be granted, on the date of such initial election or appointment, an Award or Awards (the “Initial Award”) with a value equal to the Initial Award Value.

(2) Annual Awards. On the date of each Annual Meeting during the term of this Plan, each Eligible Director who is elected (whether for the first time or through re-election) to the Board at that Annual Meeting shall automatically be granted, on the date of such Annual Meeting (the “Award Annual Meeting”), an annual Award or Awards (an “Annual Award”) with a value equal to the Annual Award Value; provided, however, that the date of grant for Annual Awards granted at the Annual Meeting held in calendar 2017 will be the date of such Annual Meeting or the first day thereafter on which a registration statement on Form S-8 has become effective. There shall be no limit on the number of Annual Awards any one Eligible Director may receive over his or her period of continued Board service during the term of this Plan. For clarity, if an Eligible Director is first elected or appointed to the Board on the date of an Annual Meeting, such Eligible Director shall receive an Annual Award and not an Interim Award.

(3) Interim Awards. In the case of an Eligible Director who is appointed to the Board on a date (the “Interim Appointment Date”) that is neither (x) the date of an Annual Meeting nor (y) a date that is more than eleven (11) months since the most recent Annual Meeting that preceded the Interim Appointment Date, such Eligible Director shall automatically be granted, on the date of such appointment, an Award or Awards (an “Interim Award”) with a value equal to the Interim Award Value. For clarity, an Eligible Director shall not receive an Interim Award if he or she is first appointed to the Board more than eleven (11) months after the most recent Annual Meeting, or if he or she is first appointed or elected to the Board on the date of an Annual Meeting.

(4) Definitions. The following definitions shall apply for the purposes of this Section VI:

(i) “Initial Award Value” shall mean a dollar amount approved by the Board for the Initial Award to be granted in connection with an individual becoming an Eligible Director.

(ii) “Annual Award Value” shall mean a dollar amount approved by the Board for the Annual Award to be granted for service as a Director for the period from the Award Annual Meeting until the first Annual Meeting following the Award Annual Meeting.

(iii) “Interim Award Value” shall mean a dollar amount approved by the Board for the Interim Award to be granted in connection with an individual becoming an Eligible Director, which value shall be equal to the product of (i) the Annual Award Value the Eligible Director would have received had the Eligible Director been appointed to the Board at the time of the most recent Annual Meeting that preceded the Interim Appointment Date multiplied by (ii) a fraction the numerator of which is twelve (12) minus the lesser of (x) the number of whole months from the most recent Annual Meeting that preceded the Interim Appointment Date until the Interim Appointment Date with any fraction of a month being rounded up to the next whole month or (y) twelve (12) and the denominator of which is twelve (12).

B. Terms and Conditions of Options. Any Options granted pursuant to Section VI.A shall have the following terms and conditions:

(1) Exercise Price. The exercise price per share of Common Stock subject to such Option shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

(2) Payment. Upon the exercise of the Option in whole or in part, the exercise price for the portion being exercised shall become immediately due and shall be payable in one of the alternative forms specified below, or in a combination of such alternative forms, to the extent permitted by law and permitted in the form of Stock Option Agreement issued in connection with the Option:

(i) full payment in cash or check made payable to the Corporation’s order; or

(ii) full payment in shares of Common Stock valued at Fair Market Value on the Exercise Date (as such term is defined below); or

(iii) full payment through a broker-dealer sale and remittance procedure pursuant to which the non-employee Board member (x) shall provide irrevocable written instructions to a brokerage firm acceptable to the Corporation to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (y) shall concurrently provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

(iv) a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Common Stock actually delivered upon exercise of the Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price, and the Corporation shall accept a cash payment from the Eligible Director to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares. For clarity, the Option will be deemed exercised as to the number of shares equal to the sum of the shares actually delivered to the Eligible Director plus the number of shares withheld to pay the exercise price.

For purposes of this Section VI.B(2), the Exercise Date shall be the date on which written notice of the Option exercise is delivered to the Corporation or such other date as determined by the Board from time to time in connection with the administration of the Plan. Except to the extent the sale and remittance procedure specified above is utilized in connection with the exercise of the Option, payment of the exercise price for the purchased shares must accompany the exercise notice.

(3) Exercisability/Vesting.

(i) Each Option granted pursuant to this Plan may vest and therefore become exercisable in periodic installments that may or may not be equal, as determined by the Board. An Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised as the Board may deem appropriate. The vesting provisions of individual Options may vary. Once a portion of an Option becomes vested, such portion shall remain exercisable until either such portion is exercised or the Option is terminated in accordance with the provisions of this Plan. In no event, however, shall any additional Option shares vest after the Optionee’s cessation of Board service.

(ii) Should the Optionee die or become Permanently Disabled while serving as a Board member, then any Option issued under the Plan held by the Optionee at the time of his or her death or Permanent Disability may subsequently be exercised for any or all of the Option shares in which the Optionee is vested at that time plus an additional number of Option shares equal to the number of Option shares (if any) in which the Optionee would have vested had he or she continued in Board service until the next Annual Meeting.

(4) Option Term. Each Option under the Plan shall have a maximum term of seven (7) years measured from the automatic grant date.

(5) Effect of Termination of Board Service.

(i) Should the Optionee cease to serve as a Board member for any reason (other than death or Permanent Disability) while holding one or more Options issued under the Plan, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such Option for any or all of the Option shares in which the Optionee is vested at the time of his or her cessation of Board service. Each such Option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any Option shares in which the Optionee is not otherwise at that time vested.

(ii) Should the Optionee die while serving as a Board member on or before the date that is six (6) months after cessation of Board service, then any Option issued under the Plan held by the Optionee at the time of death may subsequently be exercised, for any or all of the Option shares in which the Optionee is vested at the time of his or her cessation of Board service (less any Option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. The right to exercise each such Option shall lapse upon the expiration of the twelve (12)-month period measured from the date of the Optionee’s death.

(iii) Should the Optionee become Permanently Disabled while serving as a Board member, then the Optionee shall have the right to exercise the Option for any or all of the Option shares in which the Optionee is vested at the time of his or her cessation of Board service at any time prior to the expiration of the twelve (12)-month period measured from the date of the Optionee’s Permanent Disability.

(iv) If the exercise of the Option following the termination of the Optionee’s service as a Board member (other than upon the Optionee’s death or Permanent Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act of 1933, as amended, then the Option shall terminate on the earlier of (i) the expiration of a period of six (6)-months after the termination of the Optionee’s service as a Board member during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the maximum term of the Option. In addition, if the sale of the Common Stock received upon exercise of an Option following the termination of the Optionee’s Service as a Board member would violate the Company’s insider trading policy, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period described in subsections (i)-(iii) above after the termination of the Optionee’s service as a Board member during which the exercise of the Option would not be in violation of the Company’s insider trading policy; or (ii) the expiration of the maximum term of the Option.

(v) In no event shall any Option under this Plan remain exercisable after the expiration date of the maximum seven (7) year Option term. Upon the expiration of the applicable post-service exercise period under subparagraphs (i) through (iii) above or (if earlier) upon the expiration of the maximum seven (7)-year Option term, the grant shall terminate and cease to be outstanding for any Option shares in which the Optionee was vested at the time of his or her cessation of Board service but for which such Option was not otherwise exercised.

(6) Stockholder Rights. The holder of an Option issued under the Plan shall have none of the rights of a stockholder with respect to any shares subject to such Option until such individual shall have exercised the Option and paid the exercise price for the purchased shares.

(7) Remaining Terms. The remaining terms and conditions of each Option issued under the Plan shall be as set forth in a written Option agreement (the “Stock Option Agreement”) in a form adopted from time to time by the Board; provided, however, that the terms of any Stock Option Agreement shall be consistent with the provisions of this Plan.

C. Terms and Conditions of Restricted Stock or Restricted Stock Units. Any Restricted Stock or Restricted Stock Units granted pursuant to the provisions of Section VI.A shall have the following terms and conditions:

(1) Payment. To the fullest extent permitted by law, the payment for the Award shall be in the form of past services rendered to or future services to be rendered to the Corporation. In the event additional consideration is required to be paid in order that the shares subject to such Award shall be deemed fully paid and nonassessable, the Board shall determine the amount and character of such additional consideration.

(2) Vesting.

(i) Restricted Stock issued or Restricted Stock Units granted under the Plan may vest in periodic installments that may or may not be equal, as determined by the Board. The vesting provisions of individual shares of Restricted Stock or Restricted Stock Units may vary.

(ii) Should the Eligible Director die or become Permanently Disabled while serving as a Board member, then any Restricted Stock issued or Restricted Stock Units granted under the Plan held by the Eligible Director at the time of his or her death or Permanent Disability shall be deemed vested for a number of shares equal to the number calculated in the preceding sentence as of the date of death or Permanent Disability plus an additional number of shares equal to the number of shares (if any) in which the Eligible Director would have vested had he or she continued in Board service until the next Annual Meeting.

(3) Effect of Termination of Board Service. Should an Eligible Director cease to serve as a Board member while holding unvested Restricted Stock or Restricted Stock Units, the unvested stock or unvested Restricted Stock Units shall immediately be forfeited and revert back to the Corporation. No notice or other action shall be required of the Corporation to effectuate such reversion.

(4) Remaining Terms. The remaining terms and conditions of each grant of Restricted Stock or Restricted Stock Units under the Plan shall be as set forth in a written restricted stock agreement (the “Restricted Stock Agreement” or “Restricted Stock Unit Agreement”) in a form adopted from time to time by the Board; provided, however, that the terms of any Restricted Stock Agreement or Restricted Stock Unit Agreement shall be consistent with the provisions of this Plan.

VII.	SPECIAL VESTING ACCELERATION EVENTS

A. In connection with any Change in Control of the Corporation, each outstanding, unvested Option and Restricted Stock Unit award granted under the Plan and each share of unvested Restricted Stock issued under the Plan shall automatically vest in full immediately prior to the specified effective date for the Change in Control.

B. In the event of any Change in Control, the Board may provide that some or all of the outstanding Awards shall be assumed by the successor corporation or its parent corporation. In the event an Option, award of Restricted Stock Units or award of unvested Restricted Stock outstanding immediately prior to the Change in Control is not assumed by the successor corporation or its parent corporation, the outstanding Award shall terminate and cease to be outstanding immediately following the Change in Control to the extent that such Award is not exercised (in the case of Options) or vested (in the case of Restricted Stock and Restricted Stock Units) as of the effective date of the Change in Control, and, in the case of unvested Restricted Stock, such shares shall immediately be forfeited and revert back to the Corporation.

VIII.	AMENDMENT AND TERMINATION OF THE PLAN AND AWARDS

The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever; provided, however, that no such amendment or modification shall adversely affect rights and obligations with respect to Awards at the time outstanding under the Plan, unless the affected Eligible Directors consent to such amendment. In addition, the Board may not, without the approval of the Corporation’s stockholders, amend the Plan in such a manner that would violate applicable laws or the listing requirements applicable to the Corporation with respect to any securities exchange or quotation system on which the Corporation lists the Corporation’s securities.

The Board may suspend or terminate the Plan at any time. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

IX.	EFFECTIVE DATE AND TERM OF PLAN

A. The Plan became effective on the Effective Date, subject to stockholder approval at the 2017 Annual Meeting of stockholders.

B. The Plan shall terminate upon the earlier of (i) the day immediately prior to the date of the Annual Meeting of stockholders that occurs in 2027 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or canceled pursuant to the exercise of Awards. If the date of termination is determined under clause (i) above, then all Options and issuances of Restricted Stock outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the applicable Stock Option Agreements, Restricted Stock Agreements and Restricted Stock Unit Agreements.

X.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to Options or share issuances under the Plan shall be used for general corporate purposes.

XI.	REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any Awards and the issuance of Common Stock upon the exercise of an Award shall be subject to the Corporation’s compliance in all respects with the requirements of applicable law and the rules of any securities exchange or quotation system on which the Corporation lists the Corporation’s securities.

B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange or quotation system on which the Common Stock is then listed or quoted for trading.

XII.	NO IMPAIRMENT OF RIGHTS

Neither the action of the Corporation in establishing the Plan nor any provision of the Plan shall be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove any individual from the Board at any time in accordance with the provisions of applicable law.

XIII.	MISCELLANEOUS PROVISIONS

A. Awards may not be assigned, encumbered or otherwise transferred by any holder of the Award except by will or the laws of descent and distribution or as provided in the associated Stock Option Agreement, Restricted Stock Agreement or Restricted Stock Unit Agreement.

B. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, and the Awardholder, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

C. The existence of outstanding Awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.